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  Metris Receivables, Inc.                             Metris Master Trust                                Monthly Report
  Certificateholder's Statement                           Series 1997-1                                            Aug-98
  Section 5.2                              Class A           Class B          Class C        Class D          Total
  (i)   Certificate Amount               616,250,000.00     106,250,000.00   72,250,000.00 55,250,000.00   850,000,000.00
  (ii)  Certificate Principal Distribut            0.00               0.00            0.00                           0.00
  (iii) Certificate Interest Distribute    3,528,031.25         629,531.25      417,344.26                   4,574,906.76
  (iv) Principal Collections              28,461,406.75       4,907,139.09    3,336,854.58  2,543,142.64    39,248,543.06
  (v)  Finance Charge Collections         12,374,182.78       2,133,479.79    1,450,766.26  1,105,108.09    17,063,536.93
         Recoveries                          173,234.79          29,868.07       20,310.29     15,531.39       238,944.54
         Principal Account Earnings                0.00               0.00            0.00          0.00             0.00
         Accum. Period Reserve Acct. Ea            0.00               0.00            0.00          0.00             0.00
         Pre-Funding Account Earnings              0.00               0.00            0.00          0.00             0.00
           Total Finance Charge Collect   12,547,417.57       2,163,347.86    1,471,076.54  1,120,639.49    17,302,481.46
          Total Collections               41,008,824.32       7,070,486.95    4,807,931.13  3,663,782.12    56,551,024.52
  (vi) Aggregate Amount of Principal Receivables                                                         3,133,103,751.92
         Invested Amount (End of Month)  616,250,000.00     106,250,000.00   72,250,000.00 55,250,000.00   850,000,000.00
         Floating Allocation Percentage     19.6689944%         3.3912059%      2.3060200%    1.7634271%      27.1296474%
         Fixed/Floating Allocation Perc      N/A               N/A              N/A            N/A             0.0000000%
         Invested Amount (Beginning of   616,250,000.00     106,250,000.00   72,250,000.00 55,250,000.00   850,000,000.00
         Average Daily Invested Amount                                                                     849,838,190.09
  (vii)  Receivable Delinquencies (As a % of Total Receivables)
         Current                                                                                  85.01% 2,783,852,868.66
         30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                                6.70%   219,497,225.47
         60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                               2.61%    85,475,814.19
         90 Days and Over (60+ Days Contractually Delinquent)                                      5.68%   186,036,907.14
          Total Receivables                                                                      100.00% 3,274,862,815.46
  (viii) Aggregate Investor Default Amount                                                                   8,446,268.20
           As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                            11.70%
  (ix)  Charge-Offs                                0.00               0.00            0.00                           0.00
  (x)   Servicing Fee                                                                                        1,443,835.62
  (xi)  Pool Factor                           1.0000000          1.0000000       1.0000000
  (xii) Unreimbursed Reallocated Principal Collections                0.00            0.00          0.00             0.00
  (xiii) Excess Funding Account Balance                                                                              0.00
           Pre-Funding Account Balance                                                                               0.00
  (xiv) Specified Class C Reserve Amount                                                                             0.00
           Class C Reserve Account Balance                                                                           0.00
           Class C Trigger Event Occurrence                                                                    No
  (xv) Number of New Accounts Added to the Trust                                                                        0
  (xvi) Average Net Portfolio Yield                                                                              12.2700%
  (xvii) Base Rate                                                                                                8.8683%
  (xviii) Principal Funding Account Balance                                                                          0.00
  (xix) Accumulation Shortfall                                                                                 N/A
  (xx)  Scheduled Commencement date of the Accumulation Period                                             March 2001
          Accumulation Period Length                                                                           N/A
  (xxi) Required Reserve Account Amount                                                                        N/A
          Available Reserve Account Amount                                                                     N/A
          Covered Amount                                                                                       N/A
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